EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Post-Effective Amendment No. 2 on Form S-8 to the Registration Statement on Form F-4 of Alcatel Lucent, as amended (File No. 333-133919), of our report dated June 28, 2010, with respect to the financial statements and schedule of Lucent Technologies Inc. Long Term Savings and Security Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP
New York, NY
June 28, 2010